SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2001

PACIFICARE HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21949	95-4591529
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3120 Lake Center Drive
Santa Ana, California 92704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (714) 825-5200

Item 5. Other Events.

     On July 23, 2001, PacifiCare Health Systems, Inc. (the “Company”) announced the extension of the expiration date and time of its cash tender offer for all of the outstanding 7% Senior Notes due 2003 (the “Senior Notes”) of its wholly-owned subsidiary, PacifiCare Health Plan Administrators, Inc. (“PHPA”). A copy of the Company’s press release relating to the extension of the expiration date and time of the tender offer is attached hereto as Exhibit 99.1.

Item 7. Exhibits.

99.1	Press Release by PacifiCare Health Systems, Inc., dated July 23, 2001, announcing the extension of the expiration date and time of its cash tender offer.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFICARE HEALTH SYSTEMS, INC.

Dated: July 24, 2001	By:	/s/ SUSAN L. BERKEL

Susan L. Berkel
Senior Vice President of Finance and Corporate Controller (Chief Accounting Officer)

INDEX TO EXHIBITS

99.1	Press Release by PacifiCare Health Systems, Inc., dated July 23, 2001, announcing the extension of the expiration date and time of its cash tender offer.